Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT
THIRD QUARTER 2017
(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.
FINANCIAL SUPPLEMENT
THIRD QUARTER 2017
(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on October 13, 2017. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS
PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally, as well as other products and services in PNC's primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Georgia, Alabama, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions, except per share data	2017	2017	2017	2016	2016	2017	2016
Interest Income
Loans	$2,140	$2,040	$1,904	$1,886	$1,856	$6,084	$5,528
Investment securities	501	495	493	457	451	1,489	1,369
Other	154	139	123	110	101	416	302
Total interest income	2,795	2,674	2,520	2,453	2,408	7,989	7,199
Interest Expense
Deposits	170	143	120	114	107	433	316
Borrowed funds	280	273	240	209	206	793	622
Total interest expense	450	416	360	323	313	1,226	938
Net interest income	2,345	2,258	2,160	2,130	2,095	6,763	6,261
Noninterest Income
Asset management	421	398	403	399	404	1,222	1,122
Consumer services	357	360	332	349	348	1,049	1,039
Corporate services	371	434	393	387	389	1,198	1,117
Residential mortgage	104	104	113	142	160	321	425
Service charges on deposits	181	170	161	172	174	512	495
Other (a)	346	336	322	295	259	1,004	829
Total noninterest income	1,780	1,802	1,724	1,744	1,734	5,306	5,027
Total revenue	4,125	4,060	3,884	3,874	3,829	12,069	11,288
Provision For Credit Losses	130	98	88	67	87	316	366
Noninterest Expense
Personnel	1,274	1,263	1,249	1,231	1,239	3,786	3,610
Occupancy	204	202	222	210	215	628	651
Equipment	259	281	251	254	246	791	720
Marketing	62	67	55	60	72	184	187
Other	657	666	625	686	622	1,948	1,867
Total noninterest expense	2,456	2,479	2,402	2,441	2,394	7,337	7,035
Income before income taxes and noncontrolling interests	1,539	1,483	1,394	1,366	1,348	4,416	3,887
Income taxes	413	386	320	319	342	1,119	949
Net income	1,126	1,097	1,074	1,047	1,006	3,297	2,938
Less: Net income attributable to noncontrolling interests	12	10	17	22	18	39	60
Preferred stock dividends (b)	63	55	63	42	63	181	168
Preferred stock discount accretion and redemptions	1	2	21	1	1	24	4
Net income attributable to common shareholders	$1,050	$1,030	$973	$982	$924	$3,053	$2,706
Earnings Per Common Share
Basic	$2.18	$2.12	$1.99	$2.01	$1.87	$6.29	$5.41
Diluted	$2.16	$2.10	$1.96	$1.97	$1.84	$6.21	$5.33
Average Common Shares Outstanding
Basic	479	484	487	487	490	483	496
Diluted	483	488	492	494	496	488	502
Efficiency	60%	61%	62%	63%	63%	61%	62%
Noninterest income to total revenue	43%	44%	44%	45%	45%	44%	45%
Effective tax rate (c)	26.8%	26.0%	23.0%	23.4%	25.4%	25.3%	24.4%

(a)
Includes net gains (losses) on sales of securities of $(1) million, $13 million, $(2) million, $(4) million, and $7 million for the quarters ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively, and $10 million and $20 million for the nine months ended September 30, 2017 and September 30, 2016, respectively.

(b)
Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

	September 30	June 30	March 31	December 31	September 30
In millions, except par value	2017	2017	2017	2016	2016
Assets
Cash and due from banks	$4,736	$5,039	$5,003	$4,879	$4,531
Interest-earning deposits with banks (a)	24,713	22,482	27,877	25,711	27,058
Loans held for sale (b)	1,764	2,030	1,414	2,504	2,053
Investment securities – available for sale	57,254	58,878	59,339	60,104	61,941
Investment securities – held to maturity	17,740	17,553	17,093	15,843	16,573
Loans (b)	221,109	218,034	212,826	210,833	210,446
Allowance for loan and lease losses	(2,605)	(2,561)	(2,561)	(2,589)	(2,619)
Net loans	218,504	215,473	210,265	208,244	207,827
Equity investments (c)	11,009	10,819	10,900	10,728	10,605
Mortgage servicing rights	1,854	1,867	1,867	1,758	1,293
Goodwill	9,163	9,163	9,103	9,103	9,103
Other (b)	28,454	28,886	28,083	27,506	28,364
Total assets	$375,191	$372,190	$370,944	$366,380	$369,348
Liabilities
Deposits
Noninterest-bearing	$79,967	$79,550	$79,246	$80,230	$82,159
Interest-bearing	180,768	179,626	181,464	176,934	177,736
Total deposits	260,735	259,176	260,710	257,164	259,895
Borrowed funds
Federal Home Loan Bank borrowings	20,538	19,039	19,549	17,549	17,050
Bank notes and senior debt	26,467	26,054	23,745	22,972	22,431
Subordinated debt	5,601	6,111	6,889	8,009	8,708
Other (b)	4,958	5,202	4,879	4,176	3,352
Total borrowed funds	57,564	56,406	55,062	52,706	51,541
Allowance for unfunded loan commitments and letters of credit	293	304	305	301	310
Accrued expenses and other liabilities	10,147	10,119	8,964	9,355	10,757
Total liabilities	328,739	326,005	325,041	319,526	322,503
Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,710	2,710	2,709	2,709	2,709
Capital surplus	16,343	16,326	16,275	16,651	16,159
Retained earnings	33,819	33,133	32,372	31,670	30,958
Accumulated other comprehensive income (loss)	(22)	(98)	(279)	(265)	646
Common stock held in treasury at cost: 66, 62, 57, 57 and 54 shares	(6,462)	(5,987)	(5,323)	(5,066)	(4,765)
Total shareholders’ equity	46,388	46,084	45,754	45,699	45,707
Noncontrolling interests	64	101	149	1,155	1,138
Total equity	46,452	46,185	45,903	46,854	46,845
Total liabilities and equity	$375,191	$372,190	$370,944	$366,380	$369,348

(a)
Amounts include balances held with the Federal Reserve Bank of Cleveland of $24.3 billion, $22.1 billion, $27.5 billion, $25.1 billion and $26.6 billion as of September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.

(b)
Amounts include assets and liabilities for which PNC has elected the fair value option. Our second quarter 2017 Form 10-Q included, and our third quarter 2017 Form 10-Q will include, additional information regarding these items.

(c)	Amounts include our equity interest in BlackRock.

(d)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)
	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions	2017	2017	2017	2016	2016	2017	2016
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$25,493	$25,862	$26,385	$26,374	$25,825	$25,910	$25,129
Non-agency	2,758	2,947	3,127	3,303	3,490	2,943	3,717
Commercial mortgage-backed	4,838	5,493	5,919	6,283	6,276	5,413	6,399
Asset-backed	5,546	5,863	5,992	5,977	5,823	5,799	5,661
U.S. Treasury and government agencies	13,081	12,881	13,101	12,805	9,929	13,021	9,846
Other	5,011	5,093	5,293	5,237	5,166	5,131	5,006
Total securities available for sale	56,727	58,139	59,817	59,979	56,509	58,217	55,758
Securities held to maturity
Residential mortgage-backed	13,549	12,790	11,852	11,465	10,521	12,736	10,215
Commercial mortgage-backed	1,211	1,393	1,458	1,532	1,666	1,353	1,747
Asset-backed	358	490	556	585	702	468	708
U.S. Treasury and government agencies	561	533	529	444	264	541	262
Other	2,000	2,007	2,041	2,030	1,983	2,015	2,016
Total securities held to maturity	17,679	17,213	16,436	16,056	15,136	17,113	14,948
Total investment securities	74,406	75,352	76,253	76,035	71,645	75,330	70,706
Loans
Commercial	109,503	106,944	103,084	101,880	100,320	106,534	99,795
Commercial real estate	29,676	29,655	29,178	29,247	29,034	29,505	28,555
Equipment lease financing	7,704	7,602	7,497	7,398	7,463	7,602	7,485
Consumer	56,062	56,342	56,843	57,164	57,163	56,413	57,612
Residential real estate	16,273	15,830	15,651	15,193	14,870	15,920	14,677
Total loans	219,218	216,373	212,253	210,882	208,850	215,974	208,124
Interest-earning deposits with banks	23,859	22,543	24,192	25,245	28,063	23,530	26,691
Other interest-earning assets	9,024	9,748	8,395	7,983	8,174	9,058	7,797
Total interest-earning assets	326,507	324,016	321,093	320,145	316,732	323,892	313,318
Noninterest-earning assets	46,890	46,286	45,323	46,041	47,138	46,172	46,289
Total assets	$373,397	$370,302	$366,416	$366,186	$363,870	$370,064	$359,607
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$62,325	$62,157	$63,921	$67,271	$70,076	$62,795	$72,960
Demand	56,743	57,513	56,797	55,223	53,428	57,017	51,854
Savings	43,869	42,128	39,095	35,224	31,791	41,715	27,770
Time deposits	17,571	17,214	17,058	18,409	18,910	17,283	19,051
Total interest-bearing deposits	180,508	179,012	176,871	176,127	174,205	178,810	171,635
Borrowed funds
Federal Home Loan Bank borrowings	19,190	20,405	20,416	17,465	17,524	19,999	18,694
Bank notes and senior debt	26,602	24,817	22,992	21,653	22,896	24,817	21,990
Subordinated debt	5,970	6,607	7,102	8,287	8,356	6,556	8,337
Other	5,254	5,695	4,432	4,127	4,205	5,130	4,390
Total borrowed funds	57,016	57,524	54,942	51,532	52,981	56,502	53,411
Total interest-bearing liabilities	237,524	236,536	231,813	227,659	227,186	235,312	225,046
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	78,931	77,375	78,050	80,925	78,303	78,122	77,133
Accrued expenses and other liabilities	10,749	10,432	10,081	10,828	11,855	10,423	11,169
Equity	46,193	45,959	46,472	46,774	46,526	46,207	46,259
Total liabilities and equity	$373,397	$370,302	$366,416	$366,186	$363,870	$370,064	$359,607

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited) (a)
	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	2017	2017	2017	2016	2016	2017	2016
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.61%	2.51%	2.57%	2.30%	2.39%	2.57%	2.47%
Non-agency	5.91%	5.58%	5.59%	5.18%	5.06%	5.69%	4.75%
Commercial mortgage-backed	2.71%	2.56%	2.35%	2.25%	2.47%	2.53%	2.73%
Asset-backed	2.53%	2.48%	2.50%	2.39%	2.31%	2.51%	2.27%
U.S. Treasury and government agencies	1.83%	1.78%	1.66%	1.41%	1.33%	1.76%	1.46%
Other	3.08%	3.08%	2.93%	2.97%	2.99%	3.03%	3.00%
Total securities available for sale	2.63%	2.56%	2.53%	2.33%	2.42%	2.57%	2.50%
Securities held to maturity
Residential mortgage-backed	2.81%	2.82%	2.79%	2.52%	2.71%	2.80%	2.85%
Commercial mortgage-backed	4.42%	4.30%	3.50%	4.12%	3.51%	4.05%	3.55%
Asset-backed	2.53%	2.35%	2.21%	2.29%	1.99%	2.34%	1.91%
U.S. Treasury and government agencies	3.07%	3.10%	3.07%	3.25%	3.81%	3.08%	3.80%
Other	5.30%	5.28%	5.34%	5.35%	6.58%	5.31%	5.77%
Total securities held to maturity	3.20%	3.22%	3.16%	3.04%	3.29%	3.19%	3.29%
Total investment securities	2.77%	2.71%	2.67%	2.48%	2.60%	2.71%	2.67%
Loans
Commercial	3.54%	3.45%	3.24%	3.11%	3.05%	3.41%	3.07%
Commercial real estate	3.65%	3.48%	3.27%	3.30%	3.23%	3.47%	3.30%
Equipment lease financing	3.71%	3.65%	3.34%	3.33%	4.06%	3.56%	3.64%
Consumer	4.67%	4.52%	4.47%	4.35%	4.32%	4.55%	4.29%
Residential real estate	4.45%	4.55%	4.55%	4.64%	4.60%	4.52%	4.72%
Total loans	3.92%	3.82%	3.67%	3.59%	3.57%	3.81%	3.58%
Interest-earning deposits with banks	1.26%	1.04%	.81%	.56%	.50%	1.03%	.50%
Other interest-earning assets	3.47%	3.38%	3.54%	3.80%	3.23%	3.46%	3.48%
Total yield on interest-earning assets	3.45%	3.35%	3.22%	3.09%	3.07%	3.34%	3.11%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.41%	.30%	.23%	.21%	.19%	.32%	.20%
Demand	.14%	.12%	.10%	.08%	.08%	.12%	.07%
Savings	.45%	.45%	.42%	.42%	.40%	.44%	.40%
Time deposits	.79%	.73%	.69%	.66%	.66%	.74%	.66%
Total interest-bearing deposits	.37%	.32%	.28%	.26%	.25%	.32%	.25%
Borrowed funds
Federal Home Loan Bank borrowings	1.37%	1.23%	1.09%	1.01%	.86%	1.23%	.78%
Bank notes and senior debt	2.05%	2.00%	1.85%	1.55%	1.50%	1.98%	1.59%
Subordinated debt	3.48%	3.66%	3.49%	3.05%	3.06%	3.54%	3.20%
Other	1.60%	1.67%	1.36%	1.41%	1.41%	1.56%	1.35%
Total borrowed funds	1.93%	1.89%	1.74%	1.60%	1.53%	1.86%	1.54%
Total rate on interest-bearing liabilities	.75%	.70%	.62%	.56%	.54%	.69%	.55%
Interest rate spread	2.70%	2.65%	2.60%	2.53%	2.53%	2.65%	2.56%
Impact of noninterest-bearing sources (b)	.21	.19	.17	.16	.15	.19	.15
Net interest margin	2.91%	2.84%	2.77%	2.69%	2.68%	2.84%	2.71%

(a)
Calculated as annualized taxable-equivalent net interest income divided by average earning assets. To provide more meaningful comparisons of net interest yields for all earning assets, interest income includes the effects of taxable-equivalent adjustments using a statutory federal income tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, were $55 million, $54 million, $52 million, $50 million and $49 million, respectively. The taxable-equivalent adjustments to net interest income for the nine months ended September 30, 2017 and September 30, 2016 were $161 million and $145 million, respectively.

(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)
	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions, except per share data	2017	2017	2017	2016	2016	2017	2016
Basic
Net income	$1,126	$1,097	$1,074	$1,047	$1,006	$3,297	$2,938
Less:
Net income (loss) attributable to noncontrolling interests	12	10	17	22	18	39	60
Preferred stock dividends (a)	63	55	63	42	63	181	168
Preferred stock discount accretion and redemptions	1	2	21	1	1	24	4
Net income attributable to common shareholders	1,050	1,030	973	982	924	3,053	2,706
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	5	4	6	7	7	15	19
Net income attributable to basic common shares	$1,045	$1,026	$967	$975	$917	$3,038	$2,687
Basic weighted-average common shares outstanding	479	484	487	487	490	483	496
Basic earnings per common share	$2.18	$2.12	$1.99	$2.01	$1.87	$6.29	$5.41
Diluted
Net income attributable to basic common shares	$1,045	$1,026	$967	$975	$917	$3,038	$2,687
Less: Impact of BlackRock earnings per share dilution	3	1	4	2	4	8	10
Net income attributable to diluted common shares	$1,042	$1,025	$963	$973	$913	$3,030	$2,677
Basic weighted-average common shares outstanding	479	484	487	487	490	483	496
Dilutive potential common shares	4	4	5	7	6	5	6
Diluted weighted-average common shares outstanding	483	488	492	494	496	488	502
Diluted earnings per common share	$2.16	$2.10	$1.96	$1.97	$1.84	$6.21	$5.33

(a)
Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

Table 6: Details of Loans (Unaudited)

	September 30	June 30	March 31	December 31	September 30
In millions	2017	2017	2017	2016	2016
Commercial lending
Commercial
Manufacturing	$20,658	$20,533	$20,054	$18,891	$19,813
Retail/wholesale trade	18,256	18,101	17,446	16,752	17,211
Service providers	15,014	15,111	14,185	14,707	14,159
Real estate related (a)	12,174	12,179	11,690	11,920	12,045
Health care	9,659	9,541	9,603	9,491	9,148
Financial services	10,968	8,493	7,710	7,241	7,203
Other industries	24,588	24,599	23,077	22,362	21,933
Total commercial	111,317	108,557	103,765	101,364	101,512
Commercial real estate	29,516	29,489	29,435	29,010	29,273
Equipment lease financing	7,694	7,719	7,462	7,581	7,378
Total commercial lending	148,527	145,765	140,662	137,955	138,163
Consumer lending
Home equity	28,811	29,219	29,577	29,949	30,432
Residential real estate	16,601	16,049	15,781	15,598	15,141
Credit card	5,375	5,211	5,112	5,282	5,029
Other consumer
Automobile	12,743	12,488	12,337	12,380	11,898
Education	4,620	4,751	4,974	5,159	5,337
Other	4,432	4,551	4,383	4,510	4,446
Total consumer lending	72,582	72,269	72,164	72,878	72,283
Total loans	$221,109	$218,034	$212,826	$210,833	$210,446
(a) Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Allowance for Loan and Lease Losses (Unaudited)

Table 7: Change in Allowance for Loan and Lease Losses

	September 30	June 30	March 31	December 31	September 30
Three months ended - in millions	2017	2017	2017	2016	2016
Beginning balance	$2,561	$2,561	$2,589	$2,619	$2,685
Gross charge-offs:
Commercial	(39)	(48)	(53)	(61)	(107)
Commercial real estate	(6)	(2)	(1)	(4)	(2)
Equipment lease financing	(4)	(1)	(1)	(1)	(1)
Home equity	(26)	(38)	(34)	(28)	(39)
Residential real estate	(4)		(4)	(3)	(3)
Credit card	(44)	(46)	(46)	(39)	(39)
Other consumer	(62)	(59)	(59)	(58)	(52)
Total gross charge-offs	(185)	(194)	(198)	(194)	(243)
Recoveries:
Commercial	17	20	24	30	26
Commercial real estate	6	8	7	14	12
Equipment lease financing	2	1	1	1	7
Home equity	24	23	20	21	25
Residential real estate	4	4	4	2	2
Credit card	5	6	5	5	5
Other consumer	21	22	19	15	12
Total recoveries	79	84	80	88	89
Net (charge-offs) / recoveries:
Commercial	(22)	(28)	(29)	(31)	(81)
Commercial real estate		6	6	10	10
Equipment lease financing	(2)				6
Home equity	(2)	(15)	(14)	(7)	(14)
Residential real estate		4		(1)	(1)
Credit card	(39)	(40)	(41)	(34)	(34)
Other consumer	(41)	(37)	(40)	(43)	(40)
Total net charge-offs	(106)	(110)	(118)	(106)	(154)
Provision for credit losses	130	98	88	67	87
Net change in allowance for unfunded loan commitments and letters of credit	11	1	(4)	9	(7)
Other	9	11	6		8
Ending balance	$2,605	$2,561	$2,561	$2,589	$2,619
Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.19%	.20%	.23%	.20%	.29%
Allowance for loan and lease losses to total loans	1.18	1.17	1.20	1.23	1.24
Commercial lending net charge-offs	$(24)	$(22)	$(23)	$(21)	$(65)
Consumer lending net charge-offs	(82)	(88)	(95)	(85)	(89)
Total net charge-offs	$(106)	$(110)	$(118)	$(106)	$(154)
Net charge-offs to average loans
Commercial lending	.06%	.06%	.07%	.06%	.19%
Consumer lending	.45%	.49%	.53%	.47%	.49%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Details of Nonperforming Assets (Unaudited)

Table 8: Nonperforming Assets by Type

	September 30	June 30	March 31	December 31	September 30
In millions	2017	2017	2017	2016	2016
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$76	$86	$106	$87	$59
Manufacturing	63	65	41	31	43
Service providers	48	52	44	40	43
Real estate related (a)	37	26	28	47	68
Financial services				1	1
Health care	23	33	23	30	22
Other industries	172	206	158	260	285
Total commercial	419	468	400	496	521
Commercial real estate	128	127	137	143	152
Equipment lease financing	3	4	12	16	18
Total commercial lending	550	599	549	655	691
Consumer lending (b)
Home equity	814	837	900	914	895
Residential real estate	423	439	473	501	502
Credit card	5	5	4	4	4
Other consumer
Automobile	71	66	61	55	41
Education and other	10	11	11	15	13
Total consumer lending	1,323	1,358	1,449	1,489	1,455
Total nonperforming loans (c)(d)	1,873	1,957	1,998	2,144	2,146
OREO, foreclosed and other assets	194	196	214	230	229
Total nonperforming assets	$2,067	$2,153	$2,212	$2,374	$2,375
Nonperforming loans to total loans	.85%	.90%	.94%	1.02%	1.02%
Nonperforming assets to total loans, OREO, foreclosed and other assets	.93%	.99%	1.04%	1.12%	1.13%
Nonperforming assets to total assets	.55%	.58%	.60%	.65%	.64%
Allowance for loan and lease losses to nonperforming loans	139%	131%	128%	121%	122%

(a)	Includes loans related to customers in the real estate and construction industries.

(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

(d)
The recorded investment of loans collateralized by residential real estate property that are in process of foreclosure was $.3 billion at September 30, 2017 and $.4 billion for all other periods presented, which included $.2 billion of loans that are government insured/guaranteed at September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016 and $.3 billion at September 30, 2016.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Nonperforming Assets (Unaudited) (Continued)

Table 9: Change in Nonperforming Assets

	July 1, 2017 -	April 1, 2017 -	January 1, 2017 -	October 1, 2016 -	July 1, 2016 -
In millions	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Beginning balance	$2,153	$2,212	$2,374	$2,375	$2,515
New nonperforming assets	303	436	330	518	370
Charge-offs and valuation adjustments	(142)	(152)	(150)	(132)	(153)
Principal activity, including paydowns and payoffs	(162)	(161)	(228)	(279)	(171)
Asset sales and transfers to loans held for sale	(38)	(58)	(42)	(57)	(113)
Returned to performing status	(47)	(124)	(72)	(51)	(73)
Ending balance	$2,067	$2,153	$2,212	$2,374	$2,375

Table 10: Largest Individual Nonperforming Assets at September 30, 2017 (a)

In millions
Ranking	Outstandings	Industry
1	$41	Information
2	34	Wholesale Trade
3	29	Mining, Quarrying, Oil and Gas Extraction
4	25	Mining, Quarrying, Oil and Gas Extraction
5	21	Manufacturing
6	18	Construction
7	14	Transportation and Warehousing
8	14	Manufacturing
9	13	Real Estate, Rental and Leasing
10	13	Manufacturing
Total	$222
As a percent of total nonperforming assets		11%

(a) Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Accruing Loans Past Due (Unaudited)

Table 11: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2017	2017	2017	2016	2016	2017	2017	2017	2016	2016
Commercial	$44	$42	$62	$81	$64.04%		.04%	.06%	.08%	.06%
Commercial real estate	8	4	15	5	26.03%		.01%	.05%	.02%	.09%
Equipment lease financing	4	2	19	29	1.05%		.03%	.25%	.38%	.01%
Home equity	74	61	57	64	55.26%		.21%	.19%	.21%	.18%
Residential real estate
Non government insured	75	78	62	103	60.45%		.49%	.39%	.66%	.40%
Government insured	60	51	60	56	50.36%		.32%	.38%	.36%	.33%
Credit card	40	34	32	33	28.74%		.65%	.63%	.62%	.56%
Other consumer
Automobile	71	44	35	51	38.56%		.35%	.28%	.41%	.32%
Education and other
Non government insured	30	24	22	37	28.33%		.26%	.24%	.38%	.29%
Government insured	80	93	94	103	104.88%		1.00%	1.00%	1.07%	1.06%
Total	$486	$433	$458	$562	$454.22%		.20%	.22%	.27%	.22%

Table 12: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2017	2017	2017	2016	2016	2017	2017	2017	2016	2016
Commercial	$28	$26	$29	$20	$24.03%		.02%	.03%	.02%	.02%
Commercial real estate	13	1	6	2	1.04%		.00%	.02%	.01%	.00%
Equipment lease financing	3	4		1	2.04%		.05%		.01%	.03%
Home equity	31	24	23	30	27.11%		.08%	.08%	.10%	.09%
Residential real estate
Non government insured	17	14	23	18	20.10%		.09%	.15%	.12%	.13%
Government insured	54	55	54	50	51.33%		.34%	.34%	.32%	.34%
Credit card	25	20	21	21	19.47%		.38%	.41%	.40%	.38%
Other consumer
Automobile	16	12	10	12	11.13%		.10%	.08%	.10%	.09%
Education and other
Non government insured	15	9	11	12	13.17%		.10%	.12%	.12%	.13%
Government insured	53	54	50	66	68.59%		.58%	.53%	.68%	.70%
Total	$255	$219	$227	$232	$236.12%		.10%	.11%	.11%	.11%

Table 13: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Sept. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30
Dollars in millions	2017	2017	2017	2016	2016	2017	2017	2017	2016	2016
Commercial	$47	$50	$40	$39	$37.04%		.05%	.04%	.04%	.04%
Commercial real estate		2					.01%
Residential real estate
Non government insured	12	11	10	24	18.07%		.07%	.06%	.15%	.12%
Government insured	406	400	422	476	478	2.45%	2.49%	2.67%	3.05%	3.16%
Credit card	38	36	37	37	31.71%		.69%	.72%	.70%	.62%
Other consumer
Automobile	5	4	5	5	4.04%		.03%	.04%	.04%	.03%
Education and other
Non government insured	9	8	9	10	9.10%		.09%	.10%	.10%	.09%
Government insured	161	163	176	191	189	1.78%	1.75%	1.88%	1.98%	1.93%
Total	$678	$674	$699	$782	$766.31%		.31%	.33%	.37%	.36%

(a) Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management products and services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Georgia, Alabama, Missouri, Wisconsin and South Carolina. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Our mortgage servicing operation performs all functions related to servicing residential mortgage loans for investors and for loans we own. Brokerage, investment management and cash management products and services include managed accounts, education accounts, retirement accounts and trust and estate services.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets. We offer certain products and services nationally and internationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth families. Institutional asset management provides advisory, custody and retirement administration services. The business also offers PNC proprietary mutual funds. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

BlackRock, in which we hold an equity investment, is a leading publicly traded investment management firm providing a broad range of investment and risk management services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics, advisory and technology services and solutions to a broad base of institutional and wealth management investors. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At September 30, 2017, our economic interest in BlackRock was 22%.

Table 14: Period End Employees (a)

	September 30	June 30	March 31	December 31	September 30
	2017	2017	2017	2016	2016
Full-time employees
Retail Banking	29,486	29,463	29,606	29,491	29,438
Other full-time employees	20,637	20,399	20,065	19,869	19,813
Total full-time employees	50,123	49,862	49,671	49,360	49,251
Part-time employees
Retail Banking	2,422	2,554	2,492	2,458	2,577
Other part-time employees	223	540	192	188	215
Total part-time employees	2,645	3,094	2,684	2,646	2,792
Total	52,768	52,956	52,355	52,006	52,043

(a) See note (a) on page 11. In each of the second and third quarters of 2017, certain personnel were moved from Other into Retail Banking. Prior periods have been revised to reflect these changes.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Table 15: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
In millions	2017	2017	2017	2016	2016	2017	2016
Income
Retail Banking	$232	$230	$213	$228	$224	$675	$795
Corporate & Institutional Banking	525	518	484	545	509	1,527	1,364
Asset Management Group	47	52	47	55	58	146	155
Other, including BlackRock (c)	322	297	330	219	215	949	624
Net income	$1,126	$1,097	$1,074	$1,047	$1,006	$3,297	$2,938

Revenue
Retail Banking	$1,819	$1,784	$1,724	$1,775	$1,816	$5,327	$5,429
Corporate & Institutional Banking	1,479	1,478	1,363	1,393	1,352	4,320	3,954
Asset Management Group	292	290	289	288	294	871	863
Other, including BlackRock (c)	535	508	508	418	367	1,551	1,042
Total revenue	$4,125	$4,060	$3,884	$3,874	$3,829	$12,069	$11,288

(a)
Effective for the first quarter of 2017, as a result of changes to how we manage our businesses, we realigned our segments and, accordingly, have changed the basis of presentation of our segments, resulting in four reportable business segments: Retail Banking, Corporate & Institutional Banking, Asset Management Group and BlackRock. For purposes of this presentation, we have combined BlackRock with Other. All 2016 prior periods presented were revised to conform to the new segment alignment.

(b)
Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors. We periodically refine our internal methodologies as management reporting practices are enhanced. In the first quarter of 2017, we made certain adjustments to our internal funds transfer pricing methodology primarily relating to weighted average lives of certain non-maturity deposits. These changes in methodology affected business segment results, primarily adversely impacting net interest income for Corporate & Institutional Banking and Retail Banking, offset by increased net interest income in Other. All 2016 prior periods presented were revised to reflect our change in internal funds transfer pricing methodology.

(c)
Includes earnings and gains or losses related to PNC's equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business. We provide additional information on these activities in our Form 10-K and Form 10-Q filings with the SEC.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Table 16: Retail Banking (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions	2017	2017	2017	2016	2016	2017	2016
Income Statement
Net interest income	$1,176	$1,139	$1,121	$1,120	$1,136	$3,436	$3,391
Noninterest income	643	645	603	655	680	1,891	2,038
Total revenue	1,819	1,784	1,724	1,775	1,816	5,327	5,429
Provision for credit losses	77	50	71	87	102	198	210
Noninterest expense	1,375	1,370	1,315	1,328	1,359	4,060	3,963
Pretax earnings	367	364	338	360	355	1,069	1,256
Income taxes	135	134	125	132	131	394	461
Earnings	$232	$230	$213	$228	$224	$675	$795
Average Balance Sheet
Loans held for sale	$802	$730	$843	$1,060	$1,050	$791	$902
Loans
Consumer
Home equity	$25,173	$25,413	$25,601	$25,768	$26,005	$25,394	$26,351
Automobile	12,484	12,220	12,146	11,868	11,353	12,285	11,040
Education	4,723	4,913	5,131	5,289	5,454	4,921	5,653
Credit cards	5,280	5,137	5,121	5,099	4,943	5,180	4,818
Other	1,787	1,760	1,756	1,762	1,781	1,767	1,799
Total consumer	49,447	49,443	49,755	49,786	49,536	49,547	49,661
Commercial and commercial real estate	10,630	10,925	11,006	11,082	11,201	10,852	11,520
Residential mortgage	12,382	11,918	11,688	11,169	10,798	11,999	10,518
Total loans	$72,459	$72,286	$72,449	$72,037	$71,535	$72,398	$71,699
Total assets	$88,642	$88,671	$87,109	$86,133	$85,789	$88,589	$85,783
Deposits
Noninterest-bearing demand	$30,222	$29,540	$29,010	$29,422	$28,871	$29,600	$28,009
Interest-bearing demand	40,762	41,465	40,649	39,170	38,494	40,959	38,387
Money market	35,671	37,523	39,321	41,009	43,155	37,492	46,147
Savings	39,908	38,358	35,326	32,111	29,268	37,881	25,738
Certificates of deposit	12,962	13,304	13,735	14,150	14,601	13,331	14,978
Total deposits	$159,525	$160,190	$158,041	$155,862	$154,389	$159,263	$153,259
Performance Ratios
Return on average assets	1.04%	1.04%	.99%	1.05%	1.04%	1.02%	1.24%
Noninterest income to total revenue	35%	36%	35%	37%	37%	35%	38%
Efficiency	76%	77%	76%	75%	75%	76%	73%

(a)	See note (a) on page 11.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Retail Banking (Unaudited) (Continued)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions, except as noted	2017	2017	2017	2016	2016	2017	2016
Supplemental Noninterest Income Information
Consumer services	$273	$277	$250	$269	$267	$800	$792
Brokerage	$77	$78	$76	$73	$73	$231	$222
Residential mortgage	$104	$104	$113	$142	$160	$321	$425
Service charges on deposits	$174	$163	$154	$165	$168	$491	$474
Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$129	$131	$130	$125	$126
Serviced portfolio acquisitions	$2	$8	$8	$3	$5	$18	$16
MSR asset value (b)	$1.2	$1.2	$1.3	$1.2	$.8
MSR capitalization value (in basis points) (b)	95	95	97	94	65
Servicing income: (in millions)
Servicing fees, net (c)	$46	$44	$52	$42	$45	$142	$150
Mortgage servicing rights valuation, net of economic hedge	$7	$11	$12	$35	$30	$30	$57
Residential mortgage loan statistics
Loan origination volume (in billions)	$2.5	$2.2	$1.9	$3.0	$3.1	$6.6	$7.6
Loan sale margin percentage	2.80%	2.74%	2.96%	2.79%	3.33%	2.83%	3.33%
Percentage of originations represented by:
Purchase volume (d)	57%	61%	43%	33%	41%	54%	43%
Refinance volume	43%	39%	57%	67%	59%	46%	57%
Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	54%	52%	52%	51%	50%	53%	49%
Digital consumer customers (f)	62%	62%	61%	60%	59%	61%	57%
Credit-related statistics
Nonperforming assets	$1,126	$1,149	$1,209	$1,257	$1,220
Net charge-offs	$85	$87	$100	$90	$89	$272	$260
Other statistics
ATMs	8,987	8,972	8,976	9,024	9,045
Branches (g)	2,474	2,481	2,508	2,520	2,600
Universal branches (h)	517	518	527	526	475
Brokerage account client assets (in billions) (i)	$48	$46	$46	$44	$44

(a)	Represents mortgage loan servicing balances for third parties and the related income.

(b)
Presented as of period end, except for customer-related statistics which are averages for the quarterly and year-to-date periods, respectively, and net charge-offs, which are for the three months and nine months ended, respectively.

(c)
Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan prepayments and loans that were paid down or paid off during the period.

(d)	Mortgages with borrowers as part of residential real estate purchase transactions.

(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.

(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

(h)	Included in total branches, represents branches operating under our Universal model.

(i)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 17: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions	2017	2017	2017	2016	2016	2017	2016
Income Statement
Net interest income	$924	$890	$839	$864	$826	$2,653	$2,448
Noninterest income	555	588	524	529	526	1,667	1,506
Total revenue	1,479	1,478	1,363	1,393	1,352	4,320	3,954
Provision for credit losses (benefit)	62	87	25	(3)	8	174	180
Noninterest expense	599	602	584	567	565	1,785	1,655
Pretax earnings	818	789	754	829	779	2,361	2,119
Income taxes	293	271	270	284	270	834	755
Earnings	$525	$518	$484	$545	$509	$1,527	$1,364
Average Balance Sheet
Loans held for sale	$917	$716	$1,116	$965	$994	$916	$835
Loans
Commercial	$98,794	$96,012	$92,116	$90,816	$89,146	$95,660	$88,302
Commercial real estate	27,559	27,575	27,091	27,124	26,990	27,410	26,528
Equipment lease financing	7,704	7,602	7,497	7,398	7,463	7,602	7,484
Total commercial lending	134,057	131,189	126,704	125,338	123,599	130,672	122,314
Consumer	222	278	331	352	399	276	449
Total loans	$134,279	$131,467	$127,035	$125,690	$123,998	$130,948	$122,763
Total assets	$150,948	$148,267	$142,592	$142,325	$141,550	$147,299	$139,632
Deposits
Noninterest-bearing demand	$47,180	$46,327	$47,423	$49,772	$47,801	$46,976	$47,501
Money market	23,413	21,321	21,086	22,569	23,068	21,949	22,534
Interest-bearing demand and other	16,879	16,016	15,391	16,190	15,116	16,100	13,188
Total deposits	$87,472	$83,664	$83,900	$88,531	$85,985	$85,025	$83,223
Performance Ratios
Return on average assets	1.38%	1.40%	1.38%	1.52%	1.43%	1.39%	1.31%
Noninterest income to total revenue	38%	40%	38%	38%	39%	39%	38%
Efficiency	41%	41%	43%	41%	42%	41%	42%
Other Information
Commercial loan servicing portfolio (in billions) (b) (c)	$513	$502	$490	$487	$461
Consolidated revenue from: (d)
Treasury Management (e)	$384	$372	$359	$358	$347	$1,115	$990
Capital Markets (e)	$231	$268	$247	$208	$213	$746	$600
Commercial mortgage banking activities
Commercial mortgage loans held for sale (f)	$22	$38	$13	$50	$27	$73	$77
Commercial mortgage loan servicing income (g)	56	55	58	62	62	169	186
Commercial mortgage servicing rights valuation, net of economic hedge (h)	6	19	16	22	1	41	22
Total	$84	$112	$87	$134	$90	$283	$285
Average Loans (by C&IB business)
Corporate Banking	$56,867	$54,937	$53,839	$52,920	$51,904	$55,242	$50,879
Real Estate	38,516	38,318	37,136	37,262	36,721	37,995	36,235
Business Credit	16,097	15,645	14,839	14,741	14,772	15,531	14,770
Equipment Finance	13,744	13,481	12,478	12,096	11,771	13,239	11,736
Commercial Banking	7,042	7,124	7,041	6,914	7,074	7,052	7,242
Other	2,013	1,962	1,702	1,757	1,756	1,889	1,901
Total average loans	$134,279	$131,467	$127,035	$125,690	$123,998	$130,948	$122,763
Net carrying amount of commercial mortgage servicing rights (c)	$628	$618	$606	$576	$473
Credit-related statistics
Nonperforming assets (c)	$549	$586	$546	$691	$712
Net charge-offs	$22	$21	$21	$17	$65	$64	$163

(a)	See note (a) on page 11.

(b)	Represents loans serviced (exclusive of agented responsibilities) for PNC and others.

(c)	Presented as of period end.

(d)	Represents consolidated PNC amounts.

(e)	Includes amounts reported in net interest income and noninterest income, predominantly in corporate service fees.

(f)
Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, originations fees, and gains on sale of loans held for sale and net interest income on loans held for sale.

(g)
Includes net interest income and noninterest income (primarily in corporate service fees) from loan servicing net of reduction in commercial mortgage servicing rights due to time decay and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.

(h)	Includes amounts reported in corporate service fees.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Asset Management Group (Unaudited) (a)

	Three months ended					Nine months ended
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
Dollars in millions, except as noted	2017	2017	2017	2016	2016	2017	2016
Income Statement
Net interest income	$72	$73	$71	$73	$74	$216	$227
Noninterest income	220	217	218	215	220	655	636
Total revenue	292	290	289	288	294	871	863
Provision for credit losses (benefit)	3	(7)	(2)	(6)	(3)	(6)
Noninterest expense	214	215	217	207	206	646	618
Pretax earnings	75	82	74	87	91	231	245
Income taxes	28	30	27	32	33	85	90
Earnings	$47	$52	$47	$55	$58	$146	$155
Average Balance Sheet
Loans
Consumer	$4,977	$5,089	$5,113	$5,266	$5,350	$5,059	$5,493
Commercial and commercial real estate	680	700	728	738	721	705	759
Residential mortgage	1,330	1,246	1,190	1,137	1,069	1,257	1,032
Total loans	$6,987	$7,035	$7,031	$7,141	$7,140	$7,021	$7,284
Total assets	$7,464	$7,516	$7,476	$7,597	$7,588	$7,499	$7,743
Deposits
Noninterest-bearing demand	$1,464	$1,468	$1,433	$1,497	$1,426	$1,501	$1,409
Interest-bearing demand	3,469	3,704	3,829	3,844	3,845	3,666	4,069
Money market	3,058	3,219	3,500	3,682	3,850	3,257	4,278
Savings	3,961	3,770	3,768	3,113	2,524	3,834	2,032
Other	237	230	246	272	275	237	275
Total deposits	$12,189	$12,391	$12,776	$12,408	$11,920	$12,495	$12,063
Performance Ratios
Return on average assets	2.50%	2.78%	2.55%	2.87%	3.03%	2.60%	2.68%
Noninterest income to total revenue	75%	75%	75%	75%	75%	75%	74%
Efficiency	73%	74%	75%	72%	70%	74%	72%
Other Information
Nonperforming assets (b)	$45	$49	$51	$53	$51
Net charge-offs	$3	$1	$1	$2	$1	$5	$7
Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$146	$141	$141	$137	$138
Nondiscretionary client assets under administration	129	125	123	120	119
Total	$275	$266	$264	$257	$257
Discretionary client assets under management
Personal	$90	$89	$87	$85	$85
Institutional	56	52	54	52	53
Total	$146	$141	$141	$137	$138
Equity	$75	$72	$71	$68	$67
Fixed income	49	49	50	49	49
Liquidity/Other	22	20	20	20	22
Total	$146	$141	$141	$137	$138

(a)	See note (a) on page 11.

(b)	As of period end.

(c)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Glossary of Terms

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders' equity less the liquidation value of preferred stock.

Credit valuation adjustment (CVA) - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan's collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under the fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO, foreclosed and other assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Other real estate owned (OREO), foreclosed and other assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed and other assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest income - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Transitional Basel III common equity – Common equity calculated under Basel III using phased in definitions and deductions applicable to us during the related presentation period.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.